Hudson Pacific Properties, Inc.
Press Release
Hudson Pacific Properties Reports
Fourth Quarter 2025 Financial Results

– Signed 2.2M Sq Ft of Office Leases in 2025 Including 518,000 Sq Ft in Fourth Quarter –
– Achieved Second Sequential Quarter of Positive Net Absorption –
– Provides 2026 Full-Year FFO Outlook –
____________
LOS ANGELES (February 26, 2026)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP") today announced financial results for the fourth quarter 2025.

"2025 was a breakthrough year for Hudson Pacific as we fundamentally transformed our capital structure and significantly enhanced our operating efficiency," said Victor Coleman, Chairman and CEO. "We executed nearly $330 million of strategic asset sales, completed more than $2 billion of proactive capital transactions that extended our maturity runway and nearly doubled our liquidity, and drove meaningful annual cost savings through G&A reduction and operational restructuring. Most importantly, we delivered our strongest leasing performance since 2019, signing more than 2.2 million square feet of office leases as market fundamentals continue to strengthen across our West Coast portfolio.

"Our priorities for 2026 are clear and executable: drive occupancy growth to unlock embedded NOI expansion, eliminate Quixote's earnings drag by year-end, and maintain capital discipline through value-driven asset sales and strategic deleveraging. With our leasing pipeline now at 2.3 million square feet, fourth quarter tours up more than 50% year-over-year, and the lowest office lease expiration schedule we've had in four years, we have clear line of sight to a return to FFO growth and strengthened earnings potential as we move through the year."

Financial Results Compared to Fourth Quarter 2024
•Total revenue of $256.0 million compared to $209.7 million, largely attributable to the lease termination fee associated with the sale of an office campus, Element LA
•General and administrative expenses improved to $13.0 million compared to $19.5 million
•Net loss attributable to common stockholders of $277.9 million, or $4.31 per diluted share, compared to net loss of $167.0 million, or $8.28 per diluted share, primarily due to the items affecting revenue and a non-cash, non-real-estate impairment of Quixote
•FFO, excluding specified items, of $13.6 million, or $0.21 per diluted share, compared to $15.5 million, or $0.74 per diluted share. Specified items in the fourth quarter totaled $213.6 million, or $3.27 per diluted share, primarily consisting of the aforementioned non-cash, non-real estate impairment and one-time lease termination fee, net, compared to specified items totaling $108.5 million, or $5.21 per diluted share
•FFO of $(200.0) million, or $(3.06) per diluted share, compared to $(93.0) million, or $(4.47) per diluted share, largely attributable to the items affecting net loss
•AFFO of $(9.1) million, or $(0.14) per diluted share, compared to $3.6 million, or $0.17 per diluted share, primarily due to the items affecting FFO, lower non-cash compensation expense and higher recurring capital expenditures
•Same-store cash NOI of $84.8 million compared to $94.3 million, primarily due to lower average office occupancy

Leasing
•Executed 79 new and renewal leases totaling 518,196 square feet

Hudson Pacific Properties, Inc.
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◦Subsequent to the quarter, signed a renewal lease with Weil, Gotshal & Manges for 59,000 square feet through 2038
•GAAP rents increased 0.4% and cash rents decreased 9.0% from prior levels
•In-service office portfolio ended the quarter at 76.3% occupied and 77.0% leased, up sequentially from 75.9% occupied and 76.5% leased in the third quarter this year. Fourth-quarter-end occupied and leased percentages would have been 76.8% and 77.5%, respectively, without the sale of Element LA
•In-service studio portfolio and stages were 67.1% and 69.1% leased, respectively, over the trailing 12 months, up sequentially from 64.6% and 65.8% in the third quarter of this year, driven by improved occupancy at Sunset Las Palmas Studios

Dispositions
•Sold Element LA, a 284,000-square-foot office campus in West Los Angeles, California, for $150 million and received a separate lease termination payment of $81 million, all before prorations and closing costs, with total net proceeds used to repay $206 million of CMBS debt associated with the property and the remainder designated for general corporate purposes

Development
•Completed Sunset Pier 94 Studios in Manhattan on time and under budget, and signed leases with tenants during and subsequent to the quarter such that approximately 90% of the facility, including all six stages, is leased within the first quarter of operations

Balance Sheet as of December 31, 2025
•$933.6 million of total liquidity comprised of $138.4 million of unrestricted cash and cash equivalents and $795.3 million of undrawn capacity under the unsecured revolving credit facility
•$39.3 million, or $10.0 million at HPP's share, of undrawn capacity under construction loan secured by Sunset Pier 94 Studios
•HPP's share of net debt to HPP's share of undepreciated book value was 31.9% with 100.0% of debt fixed or capped with a weighted average interest rate of 4.9% and no debt maturities until third quarter 2026

Dividend
•The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

2026 Outlook
Hudson Pacific is providing a full-year 2026 FFO outlook of $0.96 to $1.06 per diluted share. There are no specified items in connection with this outlook.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Below are some of the assumptions the Company used in providing this outlook:

Hudson Pacific Properties, Inc.
Press Release
Unaudited, in thousands, except share data

	Full Year 2026
	Assumptions
Metric	Low	High
Average in-service office occupancy(1)	80.0%	82.0%
Growth in same-store property cash NOI(2)(3)	(1.75)%	(0.75)%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(4)	$11,500	$16,500
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(6,000)	$(8,000)
General and administrative expenses(5)	$(49,500)	$(55,500)
Interest expense(6)	$(151,000)	$(161,000)
Non-real estate depreciation and amortization	$(12,000)	$(14,000)
FFO from unconsolidated joint ventures	$500	$2,500
FFO attributable to non-controlling interests	$(22,000)	$(26,000)
FFO attributable to preferred units/shares	$(20,000)	$(20,000)
Weighted average common stock/units outstanding—diluted(7)	65,000,000	66,000,000
(1)In-service office includes all office properties within the same-store for full year 2026, along with one non-same store property, Bentall Centre.
(2)Same-store for the full year 2026 is defined as the 37 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2025, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2026.
(3)Please see non-GAAP information below for definition of cash NOI.
(4)Includes non-cash straight-line rent associated with the studio and office properties.
(5)Includes non-cash compensation expense, which the Company estimates at $11,500 in 2026.
(6)Includes non-cash interest expense, which the Company estimates at $7,500 in 2026.
(7)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2026 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Supplemental Information
Supplemental financial information regarding Hudson Pacific's fourth quarter 2025 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.

Conference Call
The Company will hold a conference call to discuss fourth quarter 2025 financial results at 9:00 a.m. PT / 12:00 p.m. ET on February 26, 2026. The conference call will be available via live audio webcast on the Investors section of the Company's website at HudsonPacificProperties.com. A replay of the audio webcast will also be available following the call.

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson

Hudson Pacific Properties, Inc.
Press Release
Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release
Consolidated Balance Sheets
In thousands, except share data

	12/31/25	12/31/24
	(Unaudited)
ASSETS
Investment in real estate, at cost	$7,793,299	$8,233,286
Accumulated depreciation and amortization	(1,953,048)	(1,791,108)
Investment in real estate, net	5,840,251	6,442,178
Non-real estate property, plant and equipment, net	72,397	127,067
Cash and cash equivalents	138,358	63,256
Restricted cash	23,770	35,921
Accounts receivable, net	14,923	14,505
Straight-line rent receivables, net	195,425	199,748
Deferred leasing costs and intangible assets, net	307,390	327,514
Operating lease right-of-use assets	333,258	370,826
Prepaid expenses and other assets, net	86,607	90,114
Investment in unconsolidated real estate entities	246,835	221,468
Goodwill	8,754	156,529
Assets associated with real estate held for sale	—	83,113
TOTAL ASSETS	$7,267,968	$8,132,239

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,351,458	$4,176,844
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	209,382	193,861
Operating lease liabilities	343,886	380,004
Intangible liabilities, net	17,772	21,838
Security deposits, prepaid rent and other	74,369	84,708
Liabilities associated with real estate held for sale	—	31,117
Total liabilities	4,063,003	4,954,508

Redeemable preferred units of the operating partnership	2,795	9,815
Redeemable non-controlling interest in consolidated real estate entities	50,581	49,279

Equity
HPP stockholders' equity:
Preferred stock, $0.01 par value, 18,400,000 authorized; 4.750% Series C cumulative redeemable preferred stock; $25.00 per share liquidation preference, 17,000,000 outstanding at 12/31/25 and 12/31/24	425,000	425,000
Common stock, $0.01 par value, 103,200,000 authorized and 54,227,096 shares outstanding at 12/31/25; 68,800,000 authorized and 20,182,702 shares outstanding at 12/31/24, respectively	529	1,403
Additional paid-in capital	2,548,488	2,437,484
Accumulated other comprehensive loss	(1,860)	(8,417)
Total HPP stockholders' equity	2,972,157	2,855,470
Non-controlling interest—members in consolidated real estate entities	67,869	169,452
Non-controlling interest—units in the operating partnership	111,563	93,715
Total equity	3,151,589	3,118,637
TOTAL LIABILITIES AND EQUITY	$7,267,968	$8,132,239

Hudson Pacific Properties, Inc.
Press Release
Consolidated Statements of Operations
In thousands, except per share data

	Three Months Ended		Year Ended
	12/31/25	12/31/24	12/31/25	12/31/24
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Office
Rental revenues	$216,754	$170,689	$681,793	$677,620
Service and other revenues	3,683	3,531	14,267	14,656
Total office revenues	220,437	174,220	696,060	692,276
Studio
Rental revenues	13,747	12,136	54,855	53,897
Service and other revenues	21,843	23,310	80,190	95,909
Total studio revenues	35,590	35,446	135,045	149,806
Total revenues	256,027	209,666	831,105	842,082
OPERATING EXPENSES
Office operating expenses	68,661	77,896	284,016	305,649
Studio operating expenses	33,811	38,030	143,726	148,430
General and administrative	12,985	19,492	72,953	79,451
Depreciation and amortization	93,046	89,101	374,967	354,425
Total operating expenses	208,503	224,519	875,662	887,955
OTHER EXPENSES
Income (loss) from unconsolidated real estate entities	2,136	(865)	(67)	(7,308)
Fee income	1,482	1,336	5,399	5,269
Interest expense	(38,850)	(44,140)	(172,218)	(177,393)
Interest income	1,468	492	6,238	2,467
Management services reimbursement income—unconsolidated real estate entities	1,024	932	4,206	4,119
Management services expense—unconsolidated real estate entities	(1,024)	(932)	(4,206)	(4,119)
Transaction-related expenses	—	(193)	(590)	(2,499)
Unrealized loss on non-real estate investments	(663)	(934)	(2,998)	(3,958)
(Loss) gain on sale of real estate, net	(4,293)	(2,453)	5,714	(2,453)
Impairment loss	(280,844)	(113,121)	(299,320)	(149,664)
Loss on deconsolidation of real estate entity	—	—	(77,907)	—
Loss on extinguishment of debt	(6,751)	—	(10,453)	—
Other (expense) income	(2,328)	198	(1,812)	1,647
Total other expenses	(328,643)	(159,680)	(548,014)	(333,892)
Loss before income tax benefit (provision)	(281,119)	(174,533)	(592,571)	(379,765)
Income tax benefit (provision)	945	1,052	273	(1,641)
Net loss	(280,174)	(173,481)	(592,298)	(381,406)
Net income attributable to Series A preferred units	(44)	(153)	(364)	(612)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(20,188)	(20,188)
Net income attributable to participating securities	—	—	—	(409)
Net loss attributable to non-controlling interest in consolidated real estate entities	3,250	6,359	27,357	25,056
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	477	973	3,248	4,059
Net loss attributable to common units in the operating partnership	3,619	4,353	10,000	9,357
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(277,919)	$(166,996)	$(572,245)	$(364,143)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(4.31)	$(8.28)	$(12.81)	$(18.05)
Net loss attributable to common stockholders—diluted	$(4.31)	$(8.28)	$(12.81)	$(18.05)
Weighted average shares of common stock outstanding—basic	64,444	20,176	44,683	20,170
Weighted average shares of common stock outstanding—diluted	64,444	20,176	44,683	20,170

Hudson Pacific Properties, Inc.
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Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Year Ended
	12/31/25	12/31/24	12/31/25	12/31/24
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(280,174)	$(173,481)	$(592,298)	$(381,406)
Adjustments:
Depreciation and amortization—consolidated	93,046	89,101	374,967	354,425
Depreciation and amortization—non-real estate assets	(8,499)	(10,493)	(35,852)	(34,716)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,246	1,242	4,654	5,630
Loss (gain) on sale of real estate, net	4,293	2,453	(5,714)	2,453
Loss on deconsolidation of real estate entity	—	—	77,907	—
Impairment loss—real estate assets	—	5,506	18,476	42,049
Unrealized loss on non-real estate investments	663	934	2,998	3,958
FFO attributable to non-controlling interests	(5,475)	(3,082)	(18,092)	(12,789)
FFO attributable to preferred units	(5,091)	(5,200)	(20,552)	(20,800)
FFO to common stock/unit holders	(199,991)	(93,020)	(193,506)	(41,196)
Specified items impacting FFO:
Transaction-related expenses	—	—	590	2,306
Impairment loss—non-real estate assets	280,844	107,615	280,844	107,615
One-time termination of Quixote leases (cost-savings initiatives)	—	—	7,109	—
Sale/disposal of transportation assets (cost-savings initiatives)	1,581	2,236	2,207	2,236
One-time termination of Quixote non-compete agreement (cost-savings initiatives)	—	—	1,402	—
One-time employee separation costs (cost-savings initiatives)	—	—	1,163	—
One-time expenses associated with early repayment of debt—HPP’s share	6,751	—	11,936	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	—	—	682	3,529
Forfeiture of non-cash compensation agreements	—	—	14,280	—
One-time lease termination fee, net	(69,032)	—	(69,032)	—
Prior period property and income tax adjustments	(3,929)	—	(3,929)	—
One-time distribution from unconsolidated real estate entity	(2,648)	—	(2,648)	—
One-time impact of tax legislation change	—	788	—	—
Non-cash deferred tax asset adjustment—HPP’s share	—	(2,121)	—	(951)
One-time straight-line rent reserve—HPP’s share	—	—	—	3,871
FFO (excluding specified items) to common stock/unit holders	$13,576	$15,498	$51,098	$77,410

Weighted average common stock/units outstanding—diluted	65,342	20,819	45,394	20,800
FFO per common stock/unit—diluted	$(3.06)	$(4.47)	$(4.26)	$(1.98)
FFO (excluding specified items) per common stock/unit—diluted	$0.21	$0.74	$1.13	$3.72

(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets

Hudson Pacific Properties, Inc.
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diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Year Ended
	12/31/25	12/31/24	12/31/25	12/31/24
FFO (excluding specified items)	$13,576	$15,498	$51,098	$77,410
Adjustments:
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(952)	339	(5,597)	4,515
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	1,691	2,722	6,472	7,721
Non-real estate depreciation and amortization	6,918	8,257	32,243	32,480
Non-cash interest expense	1,682	1,679	13,412	6,888
Non-cash compensation expense	3,782	6,540	16,034	25,887
Recurring capital expenditures, tenant improvements and lease commissions	(35,758)	(31,447)	(114,756)	(87,797)
AFFO	$(9,061)	$3,588	$(1,094)	$67,104

Weighted average common stock/units outstanding	65,342	20,819	45,394	20,800
AFFO per common stock/unit—diluted	$(0.14)	$0.17	$(0.02)	$3.23

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Hudson Pacific Properties, Inc.
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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	12/31/25	12/31/24
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”):
Net loss	$(280,174)	$(173,481)
Adjustments:
(Income) loss from unconsolidated real estate entities	(2,136)	865
Fee income	(1,482)	(1,336)
Interest expense	38,850	44,140
Interest income	(1,468)	(492)
Management services reimbursement income—unconsolidated real estate entities	(1,024)	(932)
Management services expense—unconsolidated real estate entities	1,024	932
Transaction-related expenses	—	193
Unrealized loss on non-real estate investments	663	934
Loss on sale of real estate, net	4,293	2,453
Impairment loss	280,844	113,121
Loss on extinguishment of debt	6,751	—
Other expense (income)	2,328	(198)
Income tax benefit	(945)	(1,052)
General and administrative	12,985	19,492
Depreciation and amortization	93,046	89,101
NOI	$153,555	$93,740

NOI BREAKDOWN
Same-store office cash revenues	144,540	160,585
Straight-line rent	3,623	(253)
Amortization of above-/below-market leases, net	1,004	1,026
Amortization of lease incentive costs	(2,680)	(631)
Same-store office revenues	146,487	160,727

Same-store studios cash revenues	19,278	16,023
Straight-line rent	(643)	(222)
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	18,626	15,792

Same-store revenues	165,113	176,519

Same-store office cash expenses	66,941	70,862
Straight-line rent	367	371
Non-cash compensation expense	5	11
Amortization of above-market and below-market ground leases, net	641	641
Same-store office expenses	67,954	71,885

Same-store studio cash expenses	12,089	11,422
Non-cash compensation expense	119	30
Same-store studio expenses	12,208	11,452

Same-store expenses	80,162	83,337

Same-store NOI	84,951	93,182
Non-same-store NOI	68,604	558
NOI	$153,555	$93,740
(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make

Hudson Pacific Properties, Inc.
Press Release
distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.